Articles of Incorporation
                              (Pursuant to NRS 78)

                                 STATE OF NEVADA
                               Secretary of State

1.       NAME OF CORPORATION: Eventemp Corporation

2. RESIDENT AGENT: Sierra Nevada Management Corp., 1201 Foothill Road, Reno, NV 89511 (Name and address where process may be served)

3. SHARES: The corporation is authorized to issue 3,000,000 shares of no par value common stock, with identical rights and privileges, transfer of which is restricted according to the Corporation Bylaws. Preemptive rights to acquire additional shares are neither limited or denied.

4. GOVERNING BOARD: The Governing Board shall be styled as Directors. No Director shall be held liable to the corporation or its shareholders for monetary damages due to a breach of fiduciary duty, unless the breach is a result of self-dealing, intentional misconduct, fraud, or illegal actions. The first BOARD OF DIRECTORS shall consist of three members and their names and addresses are as follows:

         Bradley S. Schroeder  7900 E. Princess Dr.  Scottsdale,   Arizona 85255
                               #2026
         (Name)                 (Street Address)      (City)       (State) (Zip)

         Galen S. Schroeder    1900 E Winged Foot Dr.Chandler,     Arizona 85255
         (Name)                 (Street Address)      (City)       (State) (Zip)

         Jeffrey D. Hensley    8175 S. Virginia      Reno,         Nevada  89511
                               #850-259
         (Name)                 (Street Address)     (City)        (State) (Zip)

5.       PURPOSE (optional): Not Applicable.

6.       OTHER MATTERS: Not Applicable.

7. SIGNATURE OF INCORPORATOR: In witness whereof, the undersigned incorporator has executed these Articles of Incorporation on the date below:

         Sierra Nevada Management Corp., 1201 Foothill Road, Reno,  NV     89511
         (Name)                          (Street Address)    (City)(State) (Zip)

         /s/ James M. Hensley, President             November 30, 1995
         Signature of Incorporator                   Date

         This instrument was acknowledged before me November 30, 1995, by James M. Hensley, President, Sierra Nevada Management Corp., in the state of Nevada, County of Washoe, as the incorporator of the Eventemp Corporation.

         /s/ Gary B. Carter
         Notary Public Signature

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Sierra Nevada Management Corp., hereby accept appointment as Resident Agent for the above name corporation.

         /s/ James M. Hensley, President                      November 30, 1995
         Signature of Resident Agent                                   Date